Exhibit 10.34

Thank you for using an Athena Bitcoin ATM!

IMPORTANT WARNINGS and TERMS OF SERVICE

DO NOT use this ATM to send money to a government agency, social security (SSA), IRS, FBI, police, or local utilities!!

DO NOT send bitcoin if someone (e.g., a new employer) paid you to send bitcoin. Fake checks and illegal activity risk is high!

Are you making a large purchase? Several thousand dollars? If you've been asked to insert a large amount STOP and think about what you are doing! Your SSN or identity might be stolen, but buying Bitcoin will not fix this.

HANG UP on anyone you are speaking with and CALL US FIRST at: 312-690-4466 !

All Bitcoin, Litecoin, Bitcoin Cash, and Ethereum sales are final once you have begun to insert cash.

You accept full responsibility for any transaction conducted through our ATM. Our "We Buy" and "We Sell" rates include our exchange fee for this ATM. By proceeding with the transaction, you understand that Athena Bitcoin Inc.'s sole responsibility is to deliver that bitcoin or other crypto asset to the address shown to you on the ATM screen. It is your responsibility to double-check that that address is correct for your purposes.

You pledge that: any address used to receive crypto currency is owned by you; all crypto currency will be used for lawful purposes (including HODLing); and all cash inserted into this ATM was legally obtained.

You further agree to follow all instructions given to you by the ATM or an Athena Bitcoin employee and to obey all restrictions, including purchase limits. Athena reserves the right to refuse service to anyone at any time and to take steps to prevent usage of our services for those who violate our policies (including freezes on purchases). You also agree to receive text messages regarding this transaction to your mobile phone (standard rates apply, unless you are special, then special rates apply).

Refunds that can be given by check will incur a $100 or 15% fee, whichever is greater. They will also take up to 60 business days.

Ethereum (ETH) must be transferred to an address controlled by the user purchasing it. IF YOU ARE BUYING A TOKEN, SEND ETHER TO YOUR ADDRESS FIRST.

By tapping "I agree" you are accepting all Athena Bitcoin Inc.'s Terms of Service